UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2005

WATSON WYATT & COMPANY HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	001-16159	52-2211537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 N. Glebe Rd.
Arlington, VA		22203
(Address of principal executive offices)		(Zip Code)

(703) 258-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2005, the Board of Directors of Watson Wyatt & Company Holdings (the “Company”) approved a form of indemnification agreement that the Company intends to enter into with each of its directors and with its officers who are subject to Section 16(a) of the Securities Exchange Act of 1934 (“Section 16 officers”).  Under the agreement, the Company will: (1) indemnify directors and Section 16 officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions, for liabilities and expenses incurred in various legal proceedings in which they are involved by reason of their service as directors or officers; and (2) pay expenses of defense as they are incurred by directors and Section 16 officers.  The agreement also contains procedures for authorizing payment of indemnification and expenses, as well as other terms regarding the process of obtaining indemnification and expenses.  The form of indemnification agreement is attached as Exhibit 10.1 and incorporated by reference, and the foregoing description is qualified by the provisions of the form of indemnification agreement.

Also on September 28, 2005 the Board approved amendments to the Company’s Amended Compensation Plan for Outside Directors (the “Outside Directors’ Plan”).  Under the Outside Directors’ Plan, as amended by the Board: (1) outside directors of the Company will continue to be paid a quarterly retainer of $11,250 plus $1,500 per day for Board meetings; (2) the fee for regular committee meetings ($1,000 per day, or $750 per day if held in conjunction with a Board meeting) will change to $1,000 per day for Compensation or Nominating and Governance Committee meetings and $2,000 per day for Audit Committee meetings; (3) the compensation for telephone meetings of less than four hours duration will increase from 40% to 50% of the applicable per day fee; (4) the fee for other meetings will remain at $1,000 per day; (5) the Chairs of the Audit, Compensation, and Nominating and Governance Committees will receive a new annual retainer of $15,000, $10,000, and $5,000, respectively, and committee chairs will no longer receive $2,000 per day for committee meetings ($1,000 if held in conjunction with a Board meeting); and (6) the Presiding Director will receive a new annual retainer of $10,000.  Outside directors will initially be paid in a combination of cash and the Company’s common stock, at the end of each calendar quarter (at the completed quarter-end share price) for services during the preceding quarter.  Directors may elect to be paid through any combination of cash, deferral of cash under the Company’s Voluntary Deferred Compensation Plan for Non-Employee Directors, and/or shares of the Company’s common stock.

In addition, under the Outside Directors’ Plan, as amended by the Board, outside directors will continue to receive an annual grant of common stock issued at the end of each fiscal year (at the completed fiscal year-end share price) for services performed during the preceding fiscal year, but the amount of the grant will change from 1,000 shares to shares equivalent to $45,000.  The shares will vest immediately at grant, and directors may elect to receive the shares at the end of each fiscal year or in deferred stock units payable in shares upon termination of Board service.  The Board also approved an amendment to increase the number of shares of common stock available under the Outside Directors’ Plan from 75,000 to 150,000.  Under the rules of the New York Stock Exchange, this amendment is subject to approval by the Company’s stockholders, and the Company intends to submit the amendment for stockholder approval at the upcoming Annual Meeting of Stockholders.

The Outside Directors’ Plan, as amended by the Board, is attached as Exhibit 10.2 and the foregoing description is qualified by the provisions of the plan.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1  Form of indemnification agreement

10.2  Amended Compensation Plan for Outside Directors

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt & Company Holdings

(Registrant)

Date: October 4, 2005	BY:	/s/ John J. Haley
John J. Haley
President and Chief Executive Officer

Date: October 4, 2005	BY:	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer